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                      [WILLKIE FARR & GALLAGHER LETTERHEAD]


May 3, 1999

EFG Funding Corporation
495 Station Avenue
South Yarmouth, MA 02664

Re:  EFG Funding Corporation
     Registration Statement on Form S-3
     Securities Act File No. 333-64009
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Ladies and Gentlemen:

         We are counsel to EFG Funding Corporation, a Delaware corporation (the "Registrant") in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to asset backed-notes ("Notes") and asset-backed certificates ("Certificates", and together with Notes, "Securities"). Securities will be issued from time to time in series, with each series to be issued by a trust (each, a "Trust") pursuant to an indenture (each, an "Indenture") between such Trust and an indenture trustee to be identified in the related prospectus supplement for such series, or the trust agreement (each, a "Trust Agreement") under which the Trust is formed between the Registrant and the trustee thereunder. The Securities will be sold from time to time pursuant to an underwriting agreement (each, an "Underwriting Agreement") between the Registrant and the various underwriters named therein. Each Indenture, Trust Agreement and Underwriting Agreement will be substantially in the form filed as an exhibit to the Registration Statement.

         In connection with rendering this opinion letter, we have examined the forms of Indenture, Trust Agreement and Underwriting Agreement (collectively, the "Operative Documents") filed with the Commission as exhibits to the Registration Statement. We have examined such corporate records of the Registrant as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us of natural persons and the conformity of the originals of all documents submitted to us as copies. We have assumed that all parties (other than the Registrant) had the corporate power and authority to enter and perform all obligations under the related Operative Documents.

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         In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of the "doing business" or securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally, and
(ii) general principals of equity, whether enforcement is sought in a proceeding in equity or at law.

         Based on the foregoing, we are of the opinion that:

         1. Assuming due authorization of the Indenture relating to a series by the related Trust and due authorization, execution and delivery thereof by the related indenture trustee, such Indenture, when executed and delivered by such indenture trustee, will constitute a valid and legally binding instrument of such Trust.

         2. When appropriate corporate action has been taken to authorize the issuance of Notes relating to a series, the Operative Documents relating to such series have been duly completed, executed and delivered by the parties thereto, and such Notes have been duly completed, executed authenticated, sold and delivered in the applicable form filed as an exhibit to the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Notes when sold, will be fully paid and non-assessable and will be the legal, valid and binding obligations of the Trust, entitled to the benefits of the Indenture.

         3. The descriptions of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus contained in the Registration Statement, to the extent stated therein to represent the opinions of this firm are, by this reference, adopted and confirmed as our opinions.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name in the Prospectus included in the Registration Statement under the headings "LEGAL MATTERS" without admitting that we are "experts" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement, including this exhibit.

                                              Very truly yours,

                                              /s/ Willkie Farr & Gallagher